MCCORMACK AVENUE LTD.
Harbor House, 2nd Floor, Waterfront Drive
P.O. Box 972, Road Town, Tortola, British Virgin Islands

VIA FAX & EXPRESS COURIER
September 8, 2006

President	LTEL Acquisition Corporation
Fonix Corporation	c/o Fonix Corporation
9350 South 150 East	9350 South 150 East
Suite 700	Suite 700
Sandy, Utah 84070	Sandy, Utah 84070

LTEL Holdings Corporation
c/o Fonix Corporation
9350 South 150 East
Suite 700
Sandy, Utah 84070

Jeffrey M. Jones, Esq.
Durham Jones Pinegar
111 East Broadway
Salt Lake City, Utah

RE: Secured Note Due February 24, 2010

NOTICE OF DEFAULT

Reference is made to that Note in the principal amount of $10,000,000 dated February 24, 2004, as modified by the Extension and Modification Agreement dated May 12, 2006.

PLEASE TAKE NOTICE that said obligation is in default and the lender intends to exercise its rights, including any and all rights set forth in Section 12 of the original Note, and the Extension and Modification Agreement.

Please govern yourselves according.

Very truly yours,
MCCORMACK AVENUE LTD.

By:		Aberdeen Avenue Ltd.
	/s/ illegible .	Director of McCormack Avenue Ltd.

Navigator Management Ltd.
Director of Aberdeen Avenue LLC